UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2026

Magnachip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Magnachip Semiconductor, Ltd. 15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu Cheongju-si, Chungcheongbuk-do, 28581, Republic of Korea		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +82 (2) 6903-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item  5.02. Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) On June 26, 2026, the Board of Directors of Magnachip Semiconductor Corporation (the “Company”) appointed Chae Lee to serve as the Company’s Chief Executive Officer and as its principal executive officer, effective July 1, 2026. In connection with Mr. Lee’s appointment, Camillo Martino resigned from his position as Interim Chief Executive Officer of the Company as of the effective date of Mr. Lee’s appointment, thereby concluding his service in that interim capacity. Mr. Martino will continue to serve as Chairman of the Board.

The Board also increased the size of the Board from four directors to five directors in accordance with its Amended and Restated Bylaws and appointed Mr. Lee as a director effective July 1, 2026, to hold office until the Company’s 2027 annual meeting of stockholders and until his successor is duly elected and qualified.

Mr. Lee, age 61, served as Chief Executive Officer of Tagore Technology, Inc., a pioneer in high-power GaN-based RF switches and power management applications, from January 2023 through July 2024. He previously served as Chief Executive Officer of Insyte Systems, Inc. from February 2020 to June 2022. From January 2016 to December 2019, Mr. Lee served as Senior Vice President and General Manager of the Secure Interface and Power Solutions business unit of NXP Semiconductors N.V. From June 1999 to March 2015, Mr. Lee served as Senior Vice President of Maxim Integrated Products, Inc. Mr. Lee holds a Bachelor of Science degree in Electrical and Electronics Engineering from the Missouri University of Science and Technology.

Effective as of July 1, 2026 (the “Effective Date”), the Company entered into an Executive Service Agreement with Mr. Lee (the “Executive Service Agreement”). The Executive Service Agreement provides for, among other things, an annual base salary of $560,000, and he will be eligible to earn a target annual cash bonus equal to 100% of his annual base salary, with the opportunity to earn up to 200% of his annual base salary if applicable performance targets are exceeded, in each case, subject to the terms of the Company’s cash bonus plan and any additional requirements established by the Board. Additionally, the Company expects to enter into an indemnification agreement with Mr. Lee, and Mr. Lee will be entitled to the protection of any directors’ and officers’ insurance policies the Company may maintain generally for the benefit of its directors and officers.

Mr. Lee will receive an initial equity award (the “Initial Equity Award”) under the Magnachip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan (as amended from time to time, the “Equity Incentive Plan”) covering 875,000 shares of the Company’s common stock granted in the following allocations: (i) 288,750 time-based restricted stock units, (ii) 437,500 performance stock units (“PSUs”), and (iii) 148,750 stock options with an exercise price equal to the greater of $5.50 per share or the closing price of the Company's common stock on the date of grant, in each case pursuant to the applicable award agreement under the Equity Incentive Plan. The Initial Equity Award will vest over four years, with a one-year cliff vesting period, subject to Mr. Lee’s continued service through each applicable vesting date. In addition to such time-based vesting, the PSUs will be subject to achievement of performance criteria to be established and approved by the Board within six months following the Effective Date. In addition, the vesting period of the Initial Equity Award will be accelerated from four years to three years upon achievement of certain performance criteria to be established and approved by the Board within six months following the Effective Date, with achievement of such performance criteria to be determined by the Board following completion of the three-year period and subject to Mr. Lee’s continued service through such period.

Pursuant to the Executive Service Agreement, if Mr. Lee’s engagement is terminated by the Company without cause or by Mr. Lee for good reason, in each case other than in connection with a change in control of the Company, Mr. Lee will be entitled to receive: (i) continuation of his Final Base Salary (as defined in the Service Agreement, being his annual base salary as in effect immediately prior to termination or, where a reduction in annual base salary triggered a good reason resignation, as in effect immediately before such reduction) for a period of one year following the date of termination; and (ii) if the date of termination occurs after June 30 of the calendar year in which such termination occurs, a prorated annual bonus for that calendar year based on actual performance. If Mr. Lee’s engagement is terminated by the Company without cause or by Mr. Lee for good reason either (x) during a period when the Company is party to a definitive corporate transaction agreement the consummation of which would result in a change in control of the Company, or (y) within 12 months following a change in control of the Company, Mr. Lee will instead be entitled to receive: (i) an amount equal to 1.5 times his Final Base Salary, payable either in a lump sum or installments as set forth in the Executive Service Agreement, and (ii) if the date of termination occurs after June 30 of the calendar year in which such termination occurs, an amount equal to one additional month of base salary for each month elapsed since July 1 through the date of termination. All severance payments and benefits are conditioned upon Mr. Lee’s timely execution and non-revocation of a general waiver and release of claims and upon his continued compliance with certain restrictive covenants.

The foregoing description of the Executive Service Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such agreement, a copy of which is expected to be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

There are no arrangements or understandings between Mr. Lee and any other persons pursuant to which he was appointed as Chief Executive Officer. Further, there are no arrangements or understandings between Mr. Lee and any other persons pursuant to which he was appointed to the Company’s Board of Directors. In addition, there are no family relationships between Mr. Lee and any other director or executive officer of the Company, and Mr. Lee has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) In connection with Mr. Martino stepping down as Interim Chief Executive Officer, the Company and Mr. Martino terminated his Consulting Agreement and Executive Services Agreement effective as of July 1, 2026. In connection with the termination of those agreements, the Company has agreed to the following: (i) to pay Mr. Martino a lump sum cash payment equal to the fees that would have accrued during the thirty (30) day period from and after the termination date pursuant to the Consulting Agreement and the Executive Services Agreement; and (ii) to accelerate the vesting of the restricted stock unit grant made to Mr. Martino in connection to his appointment as Interim Chief Executive Officer such that all 105,484 restricted stock units shall be deemed vested upon Mr. Martino’s termination.

Item 7.01. Regulation FD Disclosure.

On June 29, 2026, the Company issued a press release announcing the management changes discussed above. A copy of that press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit No.	Description

99.1	Press Release issued June 29, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: June 30, 2026	By:	/s/ Shinyoung Park
Shinyoung Park
Chief Financial Officer